Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 17, 2021, except for Note 13, as to which the date is June 14, 2021, with respect to the financial statements of Femasys Inc., incorporated herein by reference.

/s/ KPMG LLP

Atlanta, Georgia

June 22, 2021